Exhibit 99.1

News Release

Sabre Holdings Reports Fourth Quarter, Full Year 2003
Financial Results

•                  4Q 2003 Diluted EPS (GAAP) of $(0.10)

•                  4Q 2003 Diluted EPS (Adjusted) of $0.01

•                  4Q 2003 Revenue of $467 million

•                  Full year 2003 Diluted EPS (GAAP) of $0.58

•                  Full year 2003 Diluted EPS (Adjusted) of $0.83

•                  Travelocity, AOL Marketing Agreement Revised and Extended

Note:  Analyst call today at 10:00 a.m. CST, at www.sabre-holdings.com/investor/ index.html.

SOUTHLAKE, Texas, Jan.  22, 2004 – Sabre Holdings Corporation (NYSE: TSG) today reported financial results for the fourth quarter and full year 2003.

The company reported fourth quarter 2003 diluted earnings per share of $(0.10) on a GAAP basis, and $0.01 per share on an adjusted basis.  Revenue for the fourth quarter was $467 million.

For the full year, the company reported 2003 diluted earnings per share of $0.58 on a GAAP basis and $0.83 per share on an adjusted basis.  Revenue for 2003 was $2.05 billion on a GAAP basis and $2.0 billion on an adjusted basis.

“In 2003, we built the foundation to drive more predictable revenues and expand earnings this year,” said Sam Gilliland, president and CEO, Sabre Holdings.  “We dramatically improved our merchant offerings, created more value for travel suppliers and agency customers in anticipation of deregulation, and maintained leadership in our airline optimization business in a particularly tough environment.

“We also created more value for shareholders through our capital planning efforts that included instituting a quarterly dividend, which was recently increased by seven percent, and launching a $100 million stock repurchase program.

“For 2004, the year is all about profitability and execution,” said Gilliland. “We have aggressive plans in 2004 to fuel our profitability by delivering customer-driven products and services while continuing to improve our cost structure.”

SABRE HOLDINGS 4Q 2003

FINANCIAL HIGHLIGHTS

(Note: See attached schedules for full financial details and reconciliations of non-GAAP financial measures, including special items)

Revenue: Fourth quarter revenue was $467 million, an increase of 3.2 percent from $453 million in the year-ago quarter.

Operating income: Fourth quarter operating loss on a GAAP basis was $22 million.  Excluding special items, operating income was $2 million, compared to $36 million in the year-ago quarter.

Net earnings: On a GAAP basis, the fourth quarter net loss was $14 million, or $(0.10) per share on a diluted basis, compared to net earnings of $1 million, or $0.01 per share on a diluted basis, in the year-ago quarter.  Net earnings, excluding special items, were $1 million in the fourth quarter, compared to $21 million in the year-ago quarter.

Adjusted EBITDA:  For the fourth quarter, adjusted earnings before interest, taxes, depreciation, and amortization was $10 million.

Dividend:  Sabre Holdings announced a quarterly cash dividend of $0.075 per share on January 20, 2004 reflecting an increase in the dividend of $0.005 per share, or seven percent.  The dividend is payable on February 17, 2004, to shareholders of record at the close of regular trading on January 30, 2004.

SABRE HOLDINGS FULL YEAR 2003

FINANCIAL HIGHLIGHTS

Revenue: Full year revenue on a GAAP basis was $2.05 billion, a decrease of 0.5 percent from $2.06 billion in the previous year.   Excluding special items of $44 million, full year revenue was $2.0 billion.

Operating income: Full year operating income on a GAAP basis was $166 million, a decrease of 47.6 percent from the same period last year.   Excluding special items, operating income was $198 million, compared to $414 million a year ago.

Net earnings: On a GAAP basis, full year net earnings were $83 million, or $0.58 per share on a diluted basis, compared to $214 million, or $1.50 per share on a diluted basis, a year ago.   Net earnings, excluding special items, were $119 million for 2003, compared to $255 million in 2002.

Adjusted EBITDA:  For the year, adjusted earnings before interest, taxes, depreciation, and amortization was $302 million.

Capital Spending: Capital spending was $71 million, compared to $63 million in 2002.

Cash/Debt: The company balance sheet as of Dec. 31, 2003 reflected cash and marketable securities of approximately $923 million.  The year-end cash balance reflects payments of about $30 million to shareholders in the form of quarterly dividends and about $46 million for company share repurchases.  Total debt as of Dec. 31, 2003 was $589 million, which includes the carrying value of the company’s public debt of $427 million and a $162 million capital lease obligation.

SABRE HOLDINGS BUSINESS REVIEW

(The following business unit financials reflect the integration of GetThere)

TRAVELOCITY

Fourth quarter revenue from Travelocity was $97 million, a 17.4 percent increase compared to $83 million in the fourth quarter of 2002.   Transaction revenue for the quarter was $75 million, an increase of 49.8 percent, year-over-year.  Non-transaction revenue declined 32.6 percent year-over-year.

Fourth quarter transaction revenue from hotel, car, cruise, and packages grew 86.5 percent, year-over-year.  Total hotel revenue grew 86.3 percent, year-over-year, driven by a 118.6 percent increase in hotel merchant revenue.  In addition, hotel room nights across the Travelocity network were up 36 percent, year-over-year.

Travelocity revenue for 2003 was $395 million on a GAAP basis, an increase of 16.5 percent year-over-year.  On an adjusted basis, Travelocity revenue was $387 million.     Full year transaction revenue was $289 million, an increase of 34.4 percent over 2002.  For the year, Travelocity gross bookings reached $3.9 billion, an increase of 11.6 percent over 2002.

In addition, Travelocity and longtime partner, America Online, Inc., have extended the terms of their marketing agreement through March 2006 (See today’s press release:  “Travelocity Extends and Revises its Marketing Agreement with America Online”).  Under the terms of the agreement, Travelocity will benefit from more strategically aligned terms for placement within several AOL brands over two years starting April 1, 2004.  This will result in significant savings for Travelocity over the final year of the previous agreement, with savings commencing in the second quarter of 2004.

SABRE TRAVEL NETWORK

Fourth quarter revenue from the Sabre Travel Network business was $345 million, a decrease of 3.3 percent from $357 million in the year-ago quarter.   Global travel bookings were 86 million for the fourth quarter, compared with 85 million in the year-ago quarter, an increase of 1.8 percent.

Full year 2003 revenue on a GAAP basis was $1.56 billion, a 4.3 percent decrease compared to $1.63 billion in 2002.  On an adjusted basis, full year revenue was $1.52 billion.  Total worldwide travel bookings processed through the Sabre global distribution system, which includes direct bookings and joint venture bookings for which Sabre or its distribution partners earn a booking fee, were 366 million, a decline of 8.0 percent over 2002.

SABRE AIRLINE SOLUTIONS

Fourth quarter revenue from Sabre Airline Solutions was $59 million, an increase of 12.4 percent, compared to $53 million in the year-ago quarter.

For 2003, revenue for Airline Solutions was $232 million, an increase of 7.2 percent over 2002.

2003 HIGHLIGHTS

Sabre Holdings

•                  Named Sam Gilliland as President and CEO and Paul Ely, Jr. as Non-Executive Chairman, replacing William J. Hannigan.

•                  Established quarterly cash dividend program.

•                  Announced a $100 million stock repurchase program.

•                  Integrated GetThere into its existing businesses, realigning technology assets to further address the rapidly growing online market opportunities in the unmanaged and managed travel markets.

•                  Successfully called on the U.S. government to deregulate the computer reservation system industry.  In a historic milestone, the U.S. Department of Transportation announced on Dec. 31 that it would end 20 years of government regulation by moving forward on full deregulation in 2004.

Travelocity

•                  Named Michelle Peluso as new President and CEO, replacing Sam Gilliland, who became President and CEO of Sabre Holdings.

•                  Completed the acquisition of the assets of World Choice Travel (WCT), the U.S.-based hotel room consolidation and distribution business of MyTravel Group PLC, broadening Travelocity merchant model hotel distribution capabilities.

•                  Increased the Travelocity merchant model hotel supplier program to more than 9,000 hotels (more than 10,000 today), making it the industry’s fastest growing independent program.

•                  Launched Travelocity Business, a full-service corporate travel agency.

•                  Introduced Travelocity TotalTrip(TM) technology, a new dynamic shopping engine that allows consumers to book airfare and hotels together in just a few simple clicks, giving access to special rates not available when booking components separately.

•                  Introduced Travelocity TOTAL CRUISE(SM), an industry-first offering allowing consumers to simultaneously book their airline flights and their cruise vacation packages online.

•                  Redesigned car rental functionalities that feature several new money and time-saving enhancements, including upgrades to Travelocity’s industry-first “total pricing” feature — which factors in additional taxes and fees to the original rate before the reservation is confirmed.

Sabre Travel Network

•                  Signed long-term agreements (DCA Three Year Option) with almost 20 airlines, including the six largest U.S. carriers, which reinvigorated the value proposition for airline customers as well as travel agency subscribers powered by the Sabre GDS, online and offline.

•                  Launched Jurni Network, a unique offline travel agency consortium that combines a preferred sales network and consolidated purchasing power with technology-driven marketing tools to sell preferred products.

•                  Acquired the remaining 49 percent of Hamburg-based Dillon Communication Systems GmbH (DCS), a major distributor of leisure packages to agents in Germany, to expand its leisure travel content and capabilities in Europe and other regions.

•                  Named world’s leading global distribution system (GDS) for the 10th consecutive year by The World Travel Awards.

Sabre Airline Solutions

•                  Signed several significant contracts, including one with a leading U.S. carrier, to implement a dining and cabin services system (AirServ) designed to reduce operating expenses in the area of on-boarding services.

•                  Added 15 new carriers as reservation and departure control system customers, bringing the total number of hosted airlines to more than 90.

•                  Signed more than 500 contracts in the year, including several multi-product deals with Delta Air Lines, Qantas, Lufthansa, China Eastern, Alaska Airlines, Gulf Air, ATA Airlines, Royal Brunei and bmi.

SABRE HOLDINGS OUTLOOK

The following guidance includes the financial impact from the integration of GetThere and Travelocity’s acquisition of the assets of WCT:

1Q2004

For the first quarter 2004, the company projects revenue to be in the range of $510 million to $530 million.  Diluted earnings per share are expected to be in the range of $0.18 to $0.21 on a GAAP basis, and in the range of $0.24 to $0.27 on an adjusted basis.

Special items in the first quarter, net of tax and minority interest, are projected to be approximately $9 million.  This estimate includes stock compensation and amortization of intangible assets.

Full Year 2004

For full year 2004, the company projects the following:

•                  2004 revenue growth in the range of approximately two to six percent on a GAAP basis and approximately four to nine percent excluding special items, year-over year

•                  2004 earnings per share in the range of $0.94 to $1.04 on a GAAP basis

•                  2004 earnings per share in the range of $1.15 to $1.25 excluding special items

Business unit revenue growth projections for 2004 are listed below:

•                  Travelocity: revenue growth of greater than 27 percent on a GAAP basis, and revenue growth greater than 30 percent excluding special items

•                  Sabre Travel Network:  slight revenue decline on a GAAP basis, and flat revenue growth excluding special items

•                  Sabre Airline Solutions:  revenue growth in the low teens

About Sabre Holdings Corporation

Sabre Holdings, an S&P 500 company, is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations and travel suppliers through its companies: Travelocity, Sabre Travel Network, and Sabre Airline Solutions. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has approximately 6,000 employees in 45 countries. Full year 2003 revenues totaled $2.05 billion. Sabre Holdings is traded on the New York Stock Exchange under the symbol TSG. More information is available at http://www.sabre-holdings.com.

Statements in this news release and the schedules hereto which are not purely historical facts, including statements about forecasted financial projections, the expected benefits to Sabre Holdings Corporation of the deregulation of the CRS industry, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted.  Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to:  the integration of any acquired assets, such as acquired technology, into Sabre Holdings Corporation, competition from established and emerging travel distribution channels, and the Company’s revenues being highly dependent on the travel and transportation industries.  Sabre Holdings Corporation may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-Q with the Securities and Exchange Commission

#              #              #

Media Relations Contact:  Michael Berman, Sabre Holdings, 682-605-2397

Investor Relations Contact:  Karen Fugate, Sabre Holdings, 682 605 2343

Financial Schedules to Follow

Sabre Holdings Corporation

Condensed Consolidated Statements of Income -      Unadjusted

(unaudited, in millions except per share amounts)

	Three months ended Dec. 31,			Twelve months ended Dec. 31,
	2003	2002	Percent	2003	2002	Percent

Revenues
Sabre Travel Network	$345.3	$357.2	(3.3)%	$1,560.2	$1,630.2	(4.3)%
Travelocity	97.1	82.7	17.4%	394.5	338.8	16.5%
Sabre Airline Solutions	59.1	52.6	12.4%	232.4	216.8	7.2%
Elimination of intersegment revenues	(34.1)	(39.5)	(13.6)%	(141.9)	(129.4)	9.7%
Total revenues	467.3	453.0	3.2%	2,045.2	2,056.5	(0.5)%

Operating expenses	489.3	447.3	9.4%	1,878.9	1,739.0	8.0%

Operating income (loss)	(21.9)	5.7	(482.7)%	166.2	317.5	(47.6)%

Other income (expense)
Interest income (expense) net	(2.6)	(0.3)	**	(7.6)	4.6	266.9%
Other, net	(0.5)	(6.2)	(91.3)%	(30.9)	16.8	(283.8)%

Minority interest	0.9	0.6	55.1%	(0.4)	0.2	(270.4)%

Income before provision for income taxes	(24.1)	(0.1)	**	127.4	339.1	(62.4)%

Provision for income taxes	(10.3)	(1.0)	**	44.1	124.9	(64.7)%

Net earnings (loss)	$(13.8)	$0.9	**	$83.3	$214.1	(61.1)%

Operating Margin	(4.7)%	1.3%		8.1%	15.4%

Earnings per share- basic	$(0.10)	$0.01		$0.59	$1.53

Earnings per share- diluted	$(0.10)	$0.01		$0.58	$1.50

Weighted average shares -basic	141.9	142.0		142.3	140.3
Weighted average shares -diluted	142.8	143.3		143.4	142.6

Sabre Holdings Corporation

Condensed Consolidated Statements of Income -     Adjusted

(unaudited, in millions except per share amounts)

	Three months ended Dec. 31,			Twelve months ended Dec. 31,
	2003	2002	Percent	2003	2002	Percent

Revenues
Sabre Travel Network	$345.3	$357.2	(3.3)%	$1,523.8	$1,630.2	(6.5)%
Travelocity	97.1	82.7	17.4%	386.7	338.8	14.1%
Sabre Airline Solutions	59.1	52.6	12.4%	232.4	216.8	7.2%
Elimination of intersegment revenues	(34.1)	(39.5)	(13.6)%	(141.9)	(129.4)	9.7%
Total revenues	467.3	453.0	3.2%	2,000.9	2,056.5	(2.7)%

Operating expenses	465.5	416.7	11.7%	1,802.9	1,642.4	9.8%

Operating income	1.8	36.3	(95.0)%	198.0	414.1	(52.2)%

Other income (expense)
Interest income (expense) net	(2.6)	(0.3)	**	(7.6)	4.6	266.9%
Other, net	0.2	(6.4)	(102.4)%	(2.2)	(9.5)	(77.0)%

Minority interest	0.1	(0.2)	(163.3)%	(3.6)	(6.5)	(43.9)%

Income before provision for income taxes	(0.5)	29.4	(101.6)%	184.5	402.6	(54.2)%

Provision for income taxes	(1.4)	8.5	(116.5)%	65.3	147.7	(55.8)%

Net earnings	$0.9	$20.9	(95.6)%	$119.2	$255.0	(53.2)%

Operating margin - from continuing operations	0.4%	8.0%		9.9%	20.1%

Earnings per share- basic	$0.01	$0.15		$0.84	$1.82

Earnings per share- diluted	$0.01	$0.15		$0.83	$1.79

Weighted average shares -basic	141.9	142.0		142.3	140.3
Weighted average shares -diluted	142.8	143.3		143.4	142.6

Sabre Holdings Corporation

Reconciliation of Unadjusted Results to Adjusted Net Earnings

Three and Twelve Months ended Dec. 31, 2003 and 2002

(unaudited, in millions, except percents)

	Three months ended December 31,			Twelve Months Ended December 31,
	2003	2002	Change*	2003	2002	Change*

Unadjusted operating income (loss)	$(21.9)	$5.7	(482.7)%	$166.2	$317.5	(47.6)%
Adjustments for special items:
Travelocity intangible amortization and stock compensation	$5.8	$14.3	(59.4)%	$40.6	$62.4	(35.0)%
Recognition of deferred revenue on warrants	$0.0	$0.0	**	$(7.8)	$0.0	**
Write-off of intangible asset related to Hotels.com agreement	$0.0	$0.0	**	$8.8	$0.0	**
Gradient, DCS, Sabre Pacific, Nexion intang. amort. and def. comp.	$3.6	$1.8	95.8%	$13.6	$16.2	(15.8)%
Restructuring charges	$0.0	$13.0	(100.0)%	$(0.9)	$9.5	(109.7)%
Travelocity Tender Offer Expenses	$0.0	$1.4	(100.0)%	$(0.5)	$8.5	(105.3)%
Subscriber settlement agreement	$0.0	$0.0	**	$(36.5)	$0.0	**
Facilities charge related to business unit integration	$14.4	$0.0	**	$14.4	$0.0	**
Adjusted operating income	$1.8	$36.3	(95.0)%	$198.0	$414.1	(52.2)%

Unadjusted other income and minority interest	$(2.2)	$(5.8)	(62.8)%	$(38.9)	$21.6	(280.1)%
Adjustments for special items:
Realized gain on disposal of Hotels.com warrants	$(0.3)	$(0.2)	48.7%	$(0.3)	$(0.9)	(70.2)%
Gain on sale of France Telecom shares	$0.0	$0.0	**	$0.0	$(7.1)	(100.0)%
Loss on refinancing of headquarters facility	$0.0	$0.0	**	$27.9	$0.0	**
Impact of special items on minority interests	$(0.8)	$(0.8)	5.2%	$(3.3)	$(6.7)	(51.2)%
(Gain)/loss on sale of assets	$1.0	$0.0	**	$1.0	$(18.3)	(105.5)%

Adjusted income (loss) before provision for income taxes	$(0.5)	$29.4	(101.6)%	$184.5	$402.6	(54.2)%

Unadjusted provision for income taxes	$(10.3)	$(1.0)	938.8%	$44.1	$124.9	(64.7)%
Adjustments to taxes for special items	$8.8	$9.5	(6.8)%	$21.2	$22.8	(6.7)%
Adjusted provision for income taxes	$(1.4)	$8.5	(116.5)%	$65.3	$147.7	(55.8)%

Adjusted net earnings	$0.9	$20.9	(95.6)%	$119.2	$255.0	(53.2)%

*                 Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.

**          Greater than 100 percent.

Sabre Holdings Corporation

Sabre Travel Network

Bookings Summary - 4Q 2003

(millions)

	4Q03	4Q02	% Change	YTD03	YTD02	% Change

Total Bookings	86.1	84.5	1.8%	365.6	397.4	(8.0)%

Geographic
US	43.2	44.8	(3.5)%	193.5	216.9	(10.8)%
International	42.8	39.8	7.8%	172.1	180.5	(4.6)%
	86.1	84.5	1.8%	365.6	397.4	(8.0)%

Channel
Traditional Agency	74.9	73.3	2.2%	318.5	349.4	(8.8)%
Consumer on-line	8.2	9.0	(8.7)%	35.2	39.5	(10.7)%
Corporate on-line (GetThere)	2.9	2.2	31.2%	11.9	8.6	38.8%
	86.1	84.5	1.8%	365.6	397.4	(8.0)%

Air/Non-Air
Air	75.4	74.6	1.0%	322.5	354.6	(9.0)%
Non-Air	10.7	9.9	7.6%	43.1	42.8	0.7%
	86.1	84.5	1.8%	365.6	397.4	(8.0)%

Direct/Non-Direct
Direct	69.8	71.0	(1.6)%	309.1	339.6	(9.0)%
Non-Direct	16.2	13.6	19.5%	56.5	57.8	(2.3)%
	86.1	84.5	1.8%	365.6	397.4	(8.0)%

Sabre Holdings Corporation

Non-GAAP Financials Reconciliations

($ in millions)

	4th Quarter	Full Year

		FY 2003
Sabre Holdings Revenue Reconciliation

GAAP Revenue		$2,045.2

Less: subscriber settlement		(36.5)
Less: recognition of deferred revenue on warrants		(7.8)

Adjusted Revenue		$2,000.9

FY 2003
TN Revenue Reconciliation

GAAP Revenue	$1,560.2

Less: subscriber settlement	(36.5)

Adjusted Revenue	$1,523.8

FY 2003
Travelocity Revenue Reconciliation

GAAP Revenue	$394.5

Less: recognition of deferred revenue on warrants	(7.8)

Adjusted Revenue	$386.7

	4Q 2003	4Q 2002	FY 2003	FY 2002
Operating Income Reconciliations

Sabre Holdings

GAAP Operating Income	$(21.9)	$5.7	$166.2	$317.5
GAAP operating margin			8.1%

Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	9.4	17.5	62.6	87.0
Add: facilities charge related to BU integration	14.4	—	13.4	—
Add: restructuring charge	—	13.0	—	9.5
Less: subscriber settlement	—		(36.5)	—
Less: recognition of deferred revenue on warrants	—		(7.8)	—

Adjusted Operating Income	$1.8	$36.3	$198.0	$414.1
Adjusted Operating margin			9.9%

	4Q 2003			FY 2003
			EPS			EPS
Net Earnings Reconciliation

GAAP Net Earnings	$(13.8)		$(0.10)	$83.3		$0.58
Adjustments, net of taxes:
Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	5.5			36.7
Less: subscriber settlement	—			(22.5)
Less: recognition of deferred revenue on warrants	—			(4.9)
Add: facility, real estate, and other	9.5			9.5
Less: realized gain on disposal of warrants	(0.2)			(0.2)
Add: loss on synthetic lease	—			17.3
Adjusted net earnings	$0.9		$0.01	$119.2		$0.83

Diluted share count	142.8	million		143.4	million

	4Q 2003	FY 2003
Adjusted EBITDA Reconciliation

GAAP Net Earnings	$(13.8)	$83.3
Add: Taxes	(10.3)	44.1
Add: Depreciation & Amortization	30.8	136.0
Add: Interest Expense	6.5	24.1
Less: Interest Income	(3.9)	(16.5)
Add: Other, net	0.5	30.9

Adjusted EBITDA	$9.8	$301.9

2002

	4Q 2002			FY 2002
			EPS			EPS
Net Earnings Reconciliation

GAAP Net Earnings	$0.9		$0.01	$214.1		$1.50

Adjustments, net of taxes:
Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	13.0			58.4
Add: restructuring charges	8.1			5.9
Less: Other, net	(0.2)			(0.9)
Less: gain on sale of headquarters facility	—			(11.3)
Less: gain on sale of France Telecom shares	—			(4.5)
Less: minority interests	(0.8)			(6.7)

Adjusted net earnings	$20.9		$0.15	$255.0		$1.79

Diluted share count	143.3	million		142.6	million

2004

	1Q 2004 Guidance			FY 2004 Guidance
	Low		High	Low		High
Net Earnings Reconciliation

GAAP Net Earnings	$25.5		$29.8	$133.4		$147.6
Adjustments, net of taxes:
Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	8.6		8.6	29.9		29.9

Adjusted net earnings	$34.2		$38.4	$163.4		$177.6

GAAP EPS	$0.18		$0.21	$0.94		$1.04
Adjusted EPS	$0.24		$0.27	$1.15		$1.25

Diluted share count	142.3	million		142.1	million

	FY 2004 Guidance
	Low	High	FY 2003
TSG Revenue Reconciliation

GAAP Revenue	$2,086.1	$2,176.9	$2,045.2
Growth%	2%	6%
Less: subscriber settlement and recognition of deferred revenue on warrants	—	—	(44.3)

Adjusted Revenue	$2,086.1	$2,176.9	$2,000.9
Growth%	4%	9%

	FY 2004 Guidance
	Low	High	FY 2003
TN Revenue Reconciliation

GAAP Revenue	$1,503.8	$1,550.5	$1,560.2
Growth%	(4)%	(1)%
Less: subscriber settlement	—	—	(36.5)

Adjusted Revenue	$1,503.8	$1,550.5	$1,523.8
Growth%	(1)%	2%

	FY 2004 Guidance
	Low	FY 2003
Travelocity revenue reconciliation

GAAP Revenue	$501.0	$394.5
Growth%	27%
Less: recognition of deferred revenue on warrants	—	(7.8)

Adjusted Revenue	$501.0	$386.7
Growth%	30%